September 20, 2006

American Stock Exchange Symbol: URZ
Frankfurt Stock Exchange Symbol: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722

Website: www.uranerz.com

URANERZ ENERGY STAKES ADDITIONAL WYOMING CLAIMS

Uranerz Energy Corporation (“Uranerz”) announces that it has staked and recorded an additional 54 federal lode mining claims at the Nichols Ranch property and an additional 28 claims have been staked and recorded at the Hank property. This recent claim staking activity is based on the results of the exploration drilling program conducted during the past two months.

As reported previously permitting activities continue on both Hank and Nichols projects. The vegetation and wildlife surveys have been completed and the data is being incorporated into the mine permit application as appendices as required by the Wyoming Department of Environmental Quality. Soil surveys are currently ongoing. During the drilling program hydrogeologic test wells were installed for upcoming pumping tests and core samples of the deposit were taken for the radiation environmental data requirements. The mine plan chapter of the application is scheduled for management review and incorporation into the application during the first half of October. At this time, the submittal of the application covering both projects is still on schedule for mid 2007.

Uranerz Energy Corporation is the only pure uranium company listed on the American Stock Exchange. The Company is engaged in the acquisition, exploration and development of properties in the uranium sector. The Company's goal is to become a producer of uranium which will be utilized as fuel in the western world's nuclear electrical generating facilities. The Company has an experienced team of mining personnel, many of whom are former officers, senior management and employees of the original Uranerz Exploration and Mining Limited and related companies (the "Uranerz Group"). This team has direct experience in licensing, designing, constructing and operating underground, open-pit and in-situ leach uranium production facilities. The Company also has an advisory board that consists entirely of ex-Uranerz Group professionals. The Uranerz Group was acquired in 1998 by Cameco, the world’s largest primary uranium producer.

Currently, Uranerz has uranium properties in Saskatchewan (Canada), Mongolia and Wyoming (U.S.A.). The Canadian and Mongolian uranium properties are in the exploration stage and Uranerz has joint ventured these projects to other companies as a means of reducing its exploration risk. These projects are operated and funded by our joint venture partners. Our Powder River Basin Wyoming uranium properties are advanced, and the Company has initiated environmental licensing and mine planning for the development of two of these projects.

USA OPERATIONS		CANADA OPERATIONS		American Stock Exchange: URZ
P.O. Box 50850	T: 307 265 8900	Suite 1410	T: 604 689 1659	Frankfurt Exchange: U9E
1710 East E Street	F: 307 265 8904	800 West Pender Street	F: 604 689 1722	www.uranerz.com
Casper WY 82605-0850		Vancouver BC V6C 2V6

To obtain more information, contact investor relations at Uranerz, telephone 1-800-689-1659, or visit our web site at www.uranerz.com .

ON BEHALF OF THE BOARD

“Glenn Catchpole”

Glenn Catchpole
President and CEO

This Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Key factors that could cause actual results to differ materially from those described in forward-looking statements are:

(i)	the inability of the Company to complete the acquisition of any interest in any new mineral exploration properties;
(ii)	the inability of the Company to achieve the financing required to pursue the acquisition of exploration of any new mineral properties;
(iii)	the inability of the Company to raise the financing necessary to conduct exploration or development of its properties;
(iv)	the lack of presence of commercial mineralization on its properties; and
(v)	the inability of the Company to establish commercial deposits or reserves of uranium on its properties.

Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.

USA OPERATIONS		CANADA OPERATIONS		American Stock Exchange: URZ
P.O. Box 50850	T: 307 265 8900	Suite 1410	T: 604 689 1659	Frankfurt Exchange: U9E
1710 East E Street	F: 307 265 8904	800 West Pender Street	F: 604 689 1722	www.uranerz.com
Casper WY 82605-0850		Vancouver BC V6C 2V6